Exhibit 10.1

Execution Version

CONSENT AND AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT AND GUARANTY

This CONSENT AND AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT AND GUARANTY, dated as of August 10, 2023 (this “Agreement”), is by and among MEIRAGTX HOLDINGS PLC, an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 336306 (the “Issuer”), certain Subsidiaries of the Issuer party hereto (the “Subsidiary Guarantors”), the Noteholders party hereto, and PERCEPTIVE CREDIT HOLDINGS III, LP, as administrative agent for the Noteholders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Issuer, the Subsidiary Guarantors, the Noteholders from time to time party thereto (the “Noteholders”) and the Administrative Agent are parties to that certain Amended and Restated Note Purchase Agreement and Guaranty, dated as of December 19, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; capitalized terms used herein without definition shall have the same meanings as set forth in the Note Purchase Agreement as amended hereby);

WHEREAS, pursuant to Section 6.02 of the Note Purchase Agreement, the Issuer has requested that the Majority Noteholders commit to the subscription for the Tranche 2 Notes in an aggregate principal amount of $25,000,000 and the Majority Noteholders have agreed, subject to the terms and conditions of this Agreement, to consent to such commitment to subscribe to the Tranche 2 Notes; and

WHEREAS, the Issuer, the Administrative Agent and the Noteholders also desire to amend certain sections of the Note Purchase Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Subsidiary Guarantors, the Administrative Agent and the Noteholders agree as follows:

1.Recitals. The foregoing recitals are confirmed by Issuer as true and correct and are incorporated herein by reference.

2.Consent and Amendments. Effective as of the Effective Date, and in reliance on the representations and warranties of the Obligors in Section 4 below:

(a)Consent. Pursuant to Section 6.02 of the Note Purchase Agreement, the Majority Noteholders hereby consent (i) to the issuance by the Issuer of the Tranche 2 Notes and (ii) to subscribe to the purchase of such Tranche 2 Notes, in each case, during the Tranche 2 Notes Draw Period and subject to the terms and conditions set forth in the Note Purchase Agreement (including such conditions described in the second sentence of Section 6.02 of the Note Purchase Agreement)

(b)Amendments. The Note Purchase Agreement is hereby amended as follows:

(i)The definition of “Early Redemption Fee” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Early Redemption Fee” means, with respect to any redemption of all or any portion of the outstanding principal amount of the Notes on any Early Redemption Date, whether pursuant to clause (a) or (b) of Section 3.03 or otherwise, occurring (i) on or prior to the first anniversary of the Closing Date, an amount equal to the sum of five and thirty-three hundredths percent (5.33%) of the aggregate outstanding principal amount of the Notes being prepaid; (ii) at any time after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, an amount equal to five and thirty-three hundredths percent (5.33%) of the aggregate outstanding principal amount of the Notes being redeemed; (iii) at any time after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, an amount equal to one and thirty-three hundredths percent (1.33%) of the aggregate outstanding principal amount of the Notes being redeemed and (iv) thereafter, zero percent (0%) of the aggregate outstanding principal amount of the Notes being redeemed.

(ii)In the preamble of Section 9.02 of the Note Purchase Agreement, the words “now owned” are deleted and replaced in their entirety with the following text: “now or in the future owned”.

The foregoing consents and amendments shall be limited as written and shall not be deemed or otherwise construed to constitute a waiver or forbearance of any other Default or Event of Default now existing or hereafter arising under the Notes Documents or constitute a course of conduct or dealing among the parties.  Except for the consents and amendments expressly provided herein, the Noteholders and the Administrative Agent reserve all rights, privileges and remedies under the Note Purchase Agreement and the other Notes Documents.

3.Conditions Precedent. This Agreement shall become effective only upon, and shall be subject to, the prior or simultaneous satisfaction or waiver of each of the following conditions precedent in a manner reasonably satisfactory to the Administrative Agent (the date satisfaction of such conditions being referred to as the “Effective Date”):

(a)the Administrative Agent shall have received counterparts of this Agreement executed by each party thereto;

(b)the representations and warranties of the Obligors set forth in Section 4 below shall be true and correct as of the date hereof both immediately before and after giving effect to this Agreement; and

(c)the Administrative Agent and the Noteholders shall have received all fees, costs and expenses due and payable pursuant to Section 14.03 of the Note Purchase Agreement (including without limitation, the reasonable and documented fees and expenses of Morrison & Foerster LLP, counsel to the Administrative Agent and the Noteholders).

4.Acknowledgment; Representations and Warranties.

(a)  Each Obligor confirms and agrees that, notwithstanding the effectiveness of this Agreement, the Obligations of such Obligor under each Notes Document to which such Obligor is a party shall not be impaired and each Notes Document to which such Obligor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, except that upon the Effective Date, the terms, conditions, rights and remedies with respect to such Obligations of the Obligors shall be governed by the Note Purchase Agreement as amended hereby.  Each Obligor hereby consents to the modifications made to the Note Purchase Agreement and hereby agrees that, upon the occurrence of the Effective Date, and except as otherwise expressly set forth herein, each Notes Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified in all respects.

(b) Each Obligor hereby acknowledges and agrees that the Guaranteed Obligations will include all Obligations under, and as defined in, the Note Purchase Agreement as amended hereby. Each Obligor hereby ratifies, confirms and reaffirms all terms and conditions of all security and other collateral granted to the Administrative Agent, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

(c)To induce the Administrative Agent and the Noteholders party hereto to execute and deliver this Agreement, each Obligor party hereto represents and warrants to the Administrative Agent and the Noteholders party hereto that as of the date hereof, each of the following statements are true and correct:

(i)The representations and warranties made by each Obligor party hereto herein, in the Note Purchase Agreement and each other Notes Document are true and correct in all material respects as if made on and as of such date (or in the case of any representation or warranty qualified by materiality, Material Adverse Effect or similar qualification, true and correct in all respects) unless stated to relate solely to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

(ii)The execution, delivery and performance of this Agreement by each Obligor party hereto, and the Note Purchase Agreement as amended hereby, have been duly authorized by all necessary corporate or other organizational action on the part of such Obligor, and each of this Agreement and the Note Purchase Agreement as amended hereby constitutes a legal, valid and binding agreement of such Obligor, enforceable against such Obligor in accordance with its respective terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) solely in respect of the English Guarantor and the Irish Subsidiary Guarantor, the Legal Reservations and the Perfection Requirements.

(iii)The execution, delivery and performance of this Agreement by any Obligor party hereto, and the resulting amendment to the Note Purchase Agreement, do not (i) violate or conflict with any Law, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor or any of its Subsidiaries or (iii) violate, or result in a default under, any Material Agreement binding upon such Obligor or any of its Subsidiaries that, in the case of clause (i) and (iii) above, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(iv)No authorization or approval or other action by, and no notice or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution, delivery and performance by any Obligor party to this Agreement or the Note Purchase Agreement as amended hereby, other than any filing of this Agreement after the Effective Date with the applicable Recognised Stock Exchange as contemplated by Section 4(d).

(v)Immediately before and after giving effect to this Agreement, no event has occurred and is continuing that constitutes an Event of Default.

(d)Within thirty days of the Effective Date, the Issuer shall cause this Agreement to be filed with the Cayman Islands Stock Exchange as required by the rules and regulations thereof.

5.Miscellaneous.

(a)This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart.  Each party agrees that the other parties may rely on electronically delivered signatures of this Agreement by such party.  Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile transmission or PDF format signature) hereto or to any other certificate, agreement or document related to the transactions contemplated hereby, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

(b)This Agreement, together with the other Notes Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understanding, oral or written, relating to the subject matter hereof.

(c)This Agreement shall constitute a Notes Document executed pursuant to the Note Purchase Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all the terms and provisions of the Note Purchase Agreement.

(d)This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns.

(e)This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with the law of the State of New York, without regard to principal of conflicts of law that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.  The jurisdiction and waiver of jury trial provisions set forth in Sections 14.10 and 14.11 of the Note Purchase Agreement, respectively, are incorporated herein by reference mutatis mutandis.

[Signature Page Follows]

This Agreement has been executed and delivered by the parties by their authorized officers on the date first above written.

ISSUER:

MEIRAGTX HOLDINGS PLC

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

SUBSIDIARY GUARANTORS:

MEIRAGTX UK II LIMITED

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

MEIRAGTX IRELAND DAC

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

PERCEPTIVE CREDIT HOLDINGS III, LP, as the Administrative Agent and Noteholder

By:	PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

[Signature Page to Consent and Amendment]